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                                                                 Exhibit 23



CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
General Electric Company:

We consent to incorporation by reference in the registration statements
Nos. 33-29024, 33-3908, 2-82072, 33-37106, 33-35922, 33-44593, 33-39596, 33-
39596-01, 33-47181, 33-47085 and 33-50639 on Form S-3 and Nos. 33-4239, 33-
23441, 33-24679, 2-84145, 33-47500 and 33-49053 on Form S-8 of General
Electric Company of our report dated February 10, 1995, relating to the consolidated statement of financial position of General Electric Company and consolidated affiliates as of December 31, 1994 and 1993 and the related consolidated statements of earnings, and cash flows for each of the years in the three-year period ended December 31, 1994, and the related schedule, which report appears in the December 31, 1994, annual report on Form 10-K of General Electric Company. Our report refers to changes in 1993 in the Company's methods of accounting for postemployment benefits and for investments in certain securities.




KPMG Peat Marwick LLP
Stamford, Connecticut

March 24, 1995